EXHIBIT 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

December 16, 2008

Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Re:	Equity Residential
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of 5,000,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), under the Company’s Distribution Reinvestment and Share Purchase Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, resolutions, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that (i) between the date hereof and the date of issuance of the Common Shares subsequent to the date hereof, the Company will not take any other action, including, but not limited to, the issuance of additional Common Shares, which will cause the total number of Common Shares issued and outstanding on the date subsequent to the date hereof on which the Common Shares are issued, after giving effect to the issuance of the Common Shares, to exceed the total number of Common Shares that the Company is authorized to issue under its declaration of trust (the “Company Charter”); and (ii) none of the Common Shares will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on transfer and ownership of Common Shares.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Equity Residential

December 16, 2008

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that the Common Shares will be validly issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) the Common Shares are issued in accordance with the terms of the Plan.

This opinion letter is limited to the Maryland REIT Law.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of any state or the District of Columbia to the sale of the Common Shares.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this law firm under the caption “Legal Matters” included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated by the Commission.

                Very truly yours,

                /s/    Sidley Austin LLP